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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
           AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 of Hartford Life Insurance Company (the "Company"), filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies, pursuant to 18 U.S.C. section 1350 as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

      1)    The Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                          /s/ Thomas M. Marra
                          ------------------------
                          Name:  Thomas M. Marra
                          Title: President, Chief Executive Officer and Chairman
                          Date:  August 6, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hartford Life Insurance Company and will be retained by Hartford Life Insurance Company and furnished to the Securities and Exchange Commission or its staff upon request.